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                                                                    EXHIBIT 11

                 Falcon Products, Inc. and Subsidiaries
                 --------------------------------------
                    COMPUTATION OF EARNINGS PER SHARE
                               (Unaudited)

(In thousands, except share and per share            Thirteen Weeks Ended        Twenty-Six Weeks Endeded
amounts)                                           ------------------------      ------------------------
                                                     May 2,         May 3,         May 2,         May 3,
                                                      1998           1997           1998           1997
                                                   ---------      ---------      ---------      ---------
Basic Earnings Per Share:
------------------------

Average number of common shares outstanding            9,197          9,703          9,272          9,724

Net earnings                                        $  1,838       $  1,942       $  3,620       $  3,809
                                                    ========       ========       ========       ========

Earnings per share                                  $    .20       $    .20       $    .38       $    .38
                                                    ========       ========       ========       ========


Diluted Earnings Per Share:
--------------------------

Average number of common shares outstanding            9,197          9,703          9,272          9,724

Assumed exercise of options
      (treasury stock method)                            122            207            158            200
                                                    --------       --------       --------       --------

Shares for diluted computation                         9,319          9,910          9,430          9,924
                                                    ========       ========       ========       ========

Net earnings                                        $  1,838       $  1,942       $  3,620       $  3,809
                                                    ========       ========       ========       ========

Earnings per share                                  $    .20       $    .20       $    .38       $    .38
                                                    ========       ========       ========       ========